Exhibit 5.1

[Letterhead of]
Dickstein Shapiro Morin & Oshinsky LLP
1177 Avenue of the Americas, 47th Floor
New York, New York 10036-2714

October 11, 2005

Board of Directors
Discovery Laboratories, Inc.
2600 Kelly Road, Suite 100
Warrington, PA 18976

Discovery Laboratories, Inc.--
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Discovery Laboratories, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on October 11, 2005, with respect to (i) senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued under the Indenture (the “Senior Indenture”) to be dated on or about the first issuance of the Senior Debt Securities thereunder, by and between the Company and The Bank of New York, as trustee (the “Trustee”), the form of which is filed as Exhibit 4.3 to the Registration Statement; (ii) subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”), which may be issued under the Indenture (the “Subordinated Indenture”) to be dated on or about the date of the first issuance of the Subordinated Debt Securities thereunder, by and between the Company and the Trustee, the form of which is filed as Exhibit 4.4 to the Registration Statement; (iii) shares of the preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”); and (iv) shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”). The Debt Securities, Preferred Stock and Common Stock are collectively referred to herein as the “Securities”. The Securities being registered under the Registration Statement will have an aggregate offering price of up to $100,000,000 and will be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The Registration Statement provides that the Securities may be offered in such amounts and at such prices, terms and conditions as the Company shall, from time to time, set forth in one or more prospectus supplements (each, a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Restated Certificate of Incorporation; (ii) the Company’s Amended and Restated By-Laws; and (iii) resolutions adopted by the Company’s Board of Directors on October 10, 2005. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. As to various questions of fact material to this opinion, we have also relied upon representations and warranties of the Company and upon such certificates and other instruments of officers of the Company and public officials furnished to us by the Company, in each case without independent investigation or verification of their accuracy.

In our examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents, (iv) the authority of all persons signing any document, and (v) the truth and accuracy of all matters of fact set forth in all certificates and other instruments furnished to us.

Discovery Laboratories, Inc.
October 11, 2005

To the extent relevant to any opinion expressed herein, we have assumed that (i) the Company will have sufficient authorized but unissued shares of Common Stock or Preferred Stock, as applicable, on the date of issuance of any shares of Common Stock or Preferred Stock registered pursuant to the Registration Statement; (ii) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (iii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iv) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement or term sheet; (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to Debt Securities to be issued under either the Senior Indenture or the Subordinated Indenture, when (A) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, (B) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (C) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (D) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") and any officers of the Company to whom such authority has been delegated by the Board has taken all necessary corporate action to approve the issuance and terms of a particular issue of such Debt Securities, the terms of the offering thereof and related matters, and (F) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of (i) the Senior Indenture or Subordinated Indenture, as applicable, and (ii) the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

Discovery Laboratories, Inc.
October 11, 2005

2. With respect to shares of Preferred Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance and terms of a particular issue of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designations relating to such Preferred Stock and the filing of such Certificate of Designations with the Secretary of State of the State of Delaware, and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to shares of Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Company Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

No opinion is expressed herein with respect to any laws other than the Federal laws of the United States of America, the General Corporation Law of the State of Delaware, and, as to the Debt Securities constituting valid and legally binding obligations of the Company, the laws of the State of New York. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

Discovery Laboratories, Inc.
October 11, 2005

This opinion is expressed as of the date hereof. We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any new facts that might effect any view expressed herein after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

The foregoing opinion is delivered to the Board of Directors of the Company in connection with the Registration Statement and not for any other purpose.

We wish to call your attention to the fact that the fair market value of all securities of the Company that are beneficially owned by attorneys of this Firm exceeds $50,000.

Very truly yours,

/s/ Dickstein Shapiro Morin & Oshinsky LLP